UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) SEPTEMBER 30, 2004

                            GALAXY ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

            COLORADO                   0-32237               98-0347827
 (State or other jurisdiction of      Commission            (IRS Employer
         incorporation)              File Number)         Identification No.)

              1331 - 17TH STREET, SUITE 730, DENVER, COLORADO 80202 (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (303) 293-2300

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 16, 2004, Dolphin Energy Corporation, a wholly-owned subsidiary of Galaxy Energy Corporation, executed a letter agreement with Tower Colombia Corporation, North Finn, LLC and American Oil & Gas, Inc. to acquire 4,400 net acres of prospective coalbed methane properties in Campbell and Converse Counties, Wyoming. Under the letter agreement, Dolphin made an initial payment of $100,000 and committed to drill twelve wells to earn an initial 50% working interest in the new wells and in nine existing wells on the subject properties, seven of which had been completed. The letter agreement gave Dolphin the right to acquire for an additional $1.9 million, a 90% working interest in the entire leasehold, which equates to 4,400 net acres, including all wells on the property.

Effective September 30, 2004, Dolphin acquired the 90% working interest in the leasehold for approximately $1,886,000. As of September 30, 2004, Dolphin had fulfilled its drilling commitment. Accordingly, Dolphin increased its working interest from 50% to 90% on the 34 wells on the property.

The properties are located in the well-developed eastern portion of the Powder River Basin and include the West Recluse and Glasgow projects with target coalbed formations at depths of 500 to 800 feet. Both referenced projects are in areas where there is existing infrastructure development.

The press release issued by Galaxy on October 5, 2004 relating to the financing is filed herewith as Exhibit 99.1


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

REGULATION
S-B NUMBER                              DOCUMENT

   10.1 Purchase and Sale Agreement by and among Tower Colombia Corporation, North Finn, LLC and American Oil & Gas, Inc., as Sellers and Dolphin Energy Corporation, as Buyer dated July 15, 2004

   99.1       Press release issued October 5, 2004



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GALAXY ENERGY CORPORATION


October 5, 2004                        By: /s/ MARC E. BRUNER
                                          --------------------------------------
                                              Marc E. Bruner, President

















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